EXHIBIT 99.1

                   SAVVIS SECURES $20 MILLION EQUITY FUNDING,
                 BRINGING NEW INVESTMENT TOTAL TO $178 MILLION


          CONSTELLATION VENTURES, A BEAR STEARNS ASSET MANAGEMENT FUND, INVESTS IN SAVVIS' APPROACH TO MANAGED IP SERVICES

HERNDON, VA, AND ST. LOUIS, MO, -- JUNE 30, 2002 -- Global managed services provider SAVVIS Communications Corp. (NASDAQ: SVVS) today announced that is has secured a $20 million investment from Constellation Ventures, a Bear Stearns Asset Management Fund, in return for preferred stock. Constellation Ventures is a media, communications and technology venture capital fund that manages $450 million. This relationship will facilitate SAVVIS' expansion beyond its stronghold in financial services and mid-market enterprises into growing media-intensive industries.

"SAVVIS represents a new breed of managed IP services provider," said Clifford
H. Friedman, Senior Managing Director of Constellation Ventures. "At a time when the telecommunications industry is struggling with excessive debt and a glut of commodity-based products, SAVVIS' value-added services are growing and their balance sheet is strong. SAVVIS is delivering the highest availability and quality of service for bandwidth-intensive, mission critical applications - key attributes that are in growing demand by media-focused industries such as advertising, broadcasting, production, cable and publishing."

In March of this year, SAVVIS secured $158 million from investors including Welsh, Carson, Anderson & Stowe. Combined with the new investment from Constellation Ventures, SAVVIS has raised $178 million in funding this year. "These investments serve as additional validation of the SAVVIS business model and our ability to win new customers and drive new revenues in IP VPNs and managed hosting," said Rob McCormick, SAVVIS' chairman and chief executive officer.

Under terms of the agreement, SAVVIS will issue to Constellation Ventures $20 million of 11.5 percent convertible preferred stock in exchange for cash. The preferred stock will be convertible initially into approximately 26.7 million shares of SAVVIS common stock at a conversion price of $0.75 per share and will have voting rights that allow the holders to vote with the common on an as-if-converted basis. Dividends will be paid quarterly in the form of additional convertible preferred stock. Constellation Ventures will hold approximately 8% percent of SAVVIS' voting stock and Mr. Friedman will join the SAVVIS board of directors. The March funding agreements authorized the company to raise up to an additional $45 million of preferred stock at substantially the same terms and conversion price.

In addition, SAVVIS has also agreed to issue five-year warrants to Constellation Ventures to acquire 10 million shares of common stock at $0.75 per share. Constellation Ventures will earn the right to exercise the warrants as it aids SAVVIS in winning new business.

"Clearly, there is an increasing migration to IP networking that we believe will reshape the telecommunications sector over the next five years," McCormick said. "We look forward to working with Constellation Ventures as we begin to forge our presence in the media and communications industry."

"SAVVIS' growing sales and strong operating performance are what have attracted investor interest," McCormick continued. "Bucking the trend in our industry, we have a robust balance sheet, and only a modest amount of remaining debt, and with over $35 million in cash, we have the funds to accelerate sales of our IP VPN, managed hosting and Internet services."

SAVVIS built its global data communications network to meet the demanding standards of Wall Street. Major players in the financial services industry, including banks, brokerage firms and electronic trading networks, have long relied on SAVVIS' IP VPNs. Building on this expertise, the company packaged its Intelligent IP NetworkingSM products for mid-sized enterprises, such as law firms, ad agencies, and real estate companies, two years ago. With growth fueled by these two markets, SAVVIS' Intelligent IP NetworkingSM products now account for 80% of the company's revenue, making SAVVIS one of the world's largest providers of IP VPNs.
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"The SAVVIS network was built to power Wall Street, and the distinctive benefits of our products are increasingly in demand by businesses on Main Street," said McCormick. "By concentrating on what we do best, providing high quality managed networking solutions to our customers, we believe that the talent and commitment of our employees will continue to drive revenue growth that outpaces the industry."

ABOUT CONSTELLATION VENTURES
----------------------------

Constellation Ventures manages $450 million in venture capital through offices in New York, Los Angeles and Tokyo. The fund invests in early to mid-stage companies that enable the distribution, management and control of information over emerging digital networks. Constellation Ventures provides its portfolio companies strategic value-added services by leveraging its Limited Partners that include Bear Stearns, Sony, Viacom, Young & Rubicam, Tribune, Dai Nippon Printing, NTT Data, Acxiom, Toyota and Singapore Technologies. For more information, please visit http://www.constellationventures.com.

ABOUT SAVVIS
------------

SAVVIS Communications Corp. (NASDAQ: SVVS) is a global managed service provider that delivers IP VPNs (virtual private networks), managed hosting and Internet services to medium-sized enterprises and the financial services market. The mid-market, which is underserved by traditional data communications carriers, is the fastest growing segment of the IP VPN market. In the demanding financial services industry, SAVVIS is a leading provider of high-performance networking services. SAVVIS' Financial XchangeSM, a private IP VPN service platform, connects more than 4,700 financial institutions to financial applications and data worldwide. Financial XchangeSM is also one of the largest carriers of Financial Information eXchange protocol (FIX) traffic in the United States and has partnerships with many FIX application and services providers.

Known as "The Network that Powers Wall Street"SM, SAVVIS delivers the reliability, performance and security of traditional private networks, as well as the scalability and flexibility of the Internet, often at a price less than both. As a result, enterprises can connect their offices, partners and remote employees over an affordable private IP network and can also integrate SAVVIS' managed hosting services as well. The editors of Network Magazine named SAVVIS' IP VPNs Product of the Year for 2001. SAVVIS beat out well-known VPN providers such as AT&T (NYSE: T), WorldCom (NASDAQ: WCOM), Sprint (NYSE: FON) and Genuity (NASDAQ: GENU).

SAVVIS was ranked the eighth fastest-growing technology company in North America on the 2001 Deloitte & Touche Technology Fast 500, which ranks companies based on five-year percentage revenue growth from 1996 - 2000. For more information about SAVVIS and its Intelligent IP NetworkingSM, visit: http://www.savvis.net

FORWARD-LOOKING STATEMENTS
--------------------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS' expectations are set forth as risk factors in SAVVIS' SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 29, 2002. Many of these factors are beyond SAVVIS' ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACTS:
---------

Carter B. Cromley
SAVVIS Communications
Director of Public Relations & Analyst Relations
(703) 234-8033
carter.cromley@savvis.net

Russell Sherman
Bear, Sterns & Co. Inc.
(212) 272-5219
russellsherman@bear.com